Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholdersof Forward Funds

In planning and performing our audits of the financial statements of the Forward Global Infrastructure Fund, the Forward International Real Estate Fund, the Forward Real Estate Fund, the Forward Real Estate Long/Short Fund (formerly known as Forward Strategic Realty Fund), the Forward Select Income Fund, the Forward CorePlus Fund (formerly known as Forward Large Cap Growth Fund), the Forward Extended MarketPlus Fund (formerly known as Forward SMIDPlus Fund), the Forward Frontier Strategy Fund (formerly known as Forward Frontier MarketStrat Fund), the Forward High Yield Bond Fund, the Forward International Equity Fund, the Forward Investment Grade Fixed-Income Fund, the Forward Strategic Alternatives Fund, the Forward U.S. Government Money Fund, the Forward Aggressive Growth Allocation Fund, the Forward Balanced Allocation Fund, the Forward Growth & Income Allocation Fund, the Forward Growth Allocation Fund, the Forward Income & Growth Allocation Fund, the Forward Income Allocation Fund, the Forward Small Cap Equity Fund, the Forward Banking and Finance Fund, the Forward Credit Analysis Long/Short Fund (formerly known as Forward Long/Short Credit Analysis Fund), the Forward EM Corporate Debt Fund (formerly known as Forward International Fixed Income Fund), the Forward Emerging Markets Fund, the Forward Focus Fund, the Forward Growth Fund, the Forward International Dividend Fund, the Forward International Small Companies Fund, the Forward Large Cap Dividend Fund (formerly known as Forward Large Cap Equity Fund), the Forward Select EM Dividend Fund, the Forward Tactical Enhanced Fund, the Forward Tactical Growth Fund and the Forward Global Credit Long/Short Fund and the consolidated financial statements of the consolidated financial statements of Forward Commodity Long/Short Strategy Fund (the "Funds") as of and for the period ended December 31, 2011, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinions on the financial statements and the consolidated financial statements (hereafter referred to as "financial statements") and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting.  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.  A Fund’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A Fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Fund are being made only in accordance with authorizations of management and trustees of the Fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a Fund’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.  A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds’ annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States).  However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of December 31, 2011.

This report is intended solely for the information and use of management and the Board of Trustees of Forward Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP

February 28, 2012